UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 15, 2011, Plains Exploration & Production Company (“PXP”) sold all of its working interests in its Panhandle properties (the “Assets”) to Linn Energy, LLC (“Linn Energy”). After the exercise of third party preferential rights and preliminary closing adjustments, PXP received approximately $555 million in cash. PXP expects to receive an additional approximately $74 million in cash from future closings, as may be further modified for additional post-closing adjustments. The Assets were sold pursuant to a Purchase and Sale Agreement dated as of November 3, 2011, and effective as of November 1, 2011, between PXP and certain of its subsidiaries and Linn Energy (the “Purchase and Sale Agreement”).

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(b)(1) Pro forma financial information

On December 15, 2011, PXP sold the Assets to Linn Energy pursuant to the Purchase and Sale Agreement. The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 9.01.

(d)	Exhibits

Exhibit Number	Document

99.1	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: December 16, 2011	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

99.1	Pro forma financial information.